Exhibit 99.2

Company Contact:

Matthew Pfeffer

Chief Financial Officer

(661) 775-5300

mpfeffer@mannkindcorp.com

MannKind Announces Proposed Public Offering of Common Stock and

Warrants to Purchase Common Stock

VALENCIA, California – January 31, 2012 – MannKind Corporation (Nasdaq: MNKD) today announced that it intends to offer and sell, subject to market and other conditions, $50 million worth of units in an underwritten public offering, with each unit consisting of one share of MannKind’s common stock and a warrant to purchase 0.6 of a share of MannKind’s common stock. MannKind also intends to grant to the underwriters of the offering an option to purchase additional units to cover over-allotments, if any. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Jefferies & Company, Inc., Piper Jaffray & Co. and Cowen and Company, LLC are acting as joint book-running managers for the offering.

The securities described above are being offered by MannKind pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which the SEC declared effective on May 11, 2010. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, or by telephone at 877-547-6340, or by email at Prospectus_Department@Jefferies.com, or from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, via telephone at 800-747-3924 or email at prospectus@pjc.com, or from Cowen and Company, LLC (c/o Broadridge Financial Services), 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, or via telephone at 631-274-2806, or via facsimile at 631-254-7140.

Concurrently with the public offering described above, MannKind intends to issue to The Mann Group LLC, an entity controlled by MannKind’s chief executive officer and principal stockholder, Alfred E. Mann, restricted shares of its common stock in exchange for cancellation of outstanding debt, with such transaction to be effected in a separate private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). In addition, MannKind also intends to engage in a separate private offering of convertible senior secured notes under Rule 144A of the Securities Act, the proceeds of which are intended to be used to repurchase in privately negotiated transactions or repay certain of MannKind’s outstanding indebtedness. The public offering of common stock and warrants, the private sale of common stock to The Mann Group and the private convertible note offering and related exchange transactions are being conducted as separate transactions and are not contingent upon each other.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About MannKind

MannKind Corporation (Nasdaq: MNKD) focuses on the discovery, development and commercialization of therapeutic products for patients with diseases such as diabetes and cancer. Its lead product candidate, AFREZZA®, is in late stage clinical investigation for the treatment of adults with type 1 or type 2 diabetes for the control of hyperglycemia.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to MannKind’s proposed financing activities, that involve risks and uncertainties. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the proposed financing transactions, the progress, timing and results of clinical trials, difficulties or delays in seeking or obtaining regulatory approval, the manufacture of AFREZZA, competition from other pharmaceutical or biotechnology companies, MannKind’s ability to enter into any collaborations or strategic partnerships, intellectual property matters, stock price volatility and other risks detailed in MannKind’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended September 30, 2011. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.